                                                                    EXHIBIT 4.1




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                              AMENDED AND RESTATED
                                TRUST AGREEMENT

                                     among

                        WFS FINANCIAL AUTO LOANS, INC.,


                             WFS INVESTMENTS, INC.,


                       FINANCIAL SECURITY ASSURANCE INC.

                                      and

                         CHASE MANHATTAN BANK DELAWARE,
                                as Owner Trustee



                           Dated as of March __, 1998





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
                               TABLE OF CONTENTS

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                                                       ARTICLE ONE

                                                       DEFINITIONS

Section 1.01.  Capitalized Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         1
Section 1.02.  Other Definitional Provisions  . . . . . . . . . . . . . . . . . . . . . . . .         5
Section 1.03.  Usage of Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         5
Section 1.04.  Section References . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         5
Section 1.05.  Accounting Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         5


                                                       ARTICLE TWO

                                                      ORGANIZATION

Section 2.01.  Name . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         6
Section 2.02.  Office . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         6
Section 2.03.  Purposes and Powers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         6
Section 2.04.  Appointment of Owner Trustee . . . . . . . . . . . . . . . . . . . . . . . . .         7
Section 2.05.  Initial Capital Contribution of Owner Trust Estate . . . . . . . . . . . . . .         7
Section 2.06.  Declaration of Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         7
Section 2.07.  Title to Trust Property  . . . . . . . . . . . . . . . . . . . . . . . . . . .         7
Section 2.08.  Situs of Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         7
Section 2.09.  Representations and Warranties of the Depositor and the Company  . . . . . . .         8
Section 2.10.  Federal Income Tax Allocations . . . . . . . . . . . . . . . . . . . . . . . .        10


                                                      ARTICLE THREE

                                      TRUST CERTIFICATES AND TRANSFER OF INTERESTS

Section 3.01.  Initial Ownership  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        12
Section 3.02.  The Trust Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . .        12
Section 3.03.  Authentication and Delivery of Trust Certificates  . . . . . . . . . . . . . .        12
Section 3.04.  Registration of Transfer and Exchange of Trust Certificates  . . . . . . . . .        13
Section 3.05.  Mutilated, Destroyed, Lost or Stolen Trust Certificates  . . . . . . . . . . .        14
Section 3.06.  Persons Deemed Owners  . . . . . . . . . . . . . . . . . . . . . . . . . . . .        14
Section 3.07.  Access to List of Certificateholders' Names and Addresses  . . . . . . . . . .        14
Section 3.08.  Maintenance of Office or Agency  . . . . . . . . . . . . . . . . . . . . . . .        15
Section 3.09.  Temporary Trust Certificates . . . . . . . . . . . . . . . . . . . . . . . . .        15
Section 3.10.  Appointment of Paying Agent  . . . . . . . . . . . . . . . . . . . . . . . . .        15





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Section 3.11.  Ownership by the Company of Trust Certificates . . . . . . . . . . . . . . . .       16
Section 3.12.  Book-Entry Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . .       16
Section 3.13.  Notices to Clearing Agency . . . . . . . . . . . . . . . . . . . . . . . . . .       17
Section 3.14.  Definitive Trust Certificates  . . . . . . . . . . . . . . . . . . . . . . . .       17


                                                      ARTICLE FOUR

                                                ACTIONS BY OWNER TRUSTEE

Section 4.01.  Prior Notice to Owners with Respect to Certain Matters . . . . . . . . . . . .       19
Section 4.02.  Action by Owners with Respect to Certain Matters . . . . . . . . . . . . . . .       19
Section 4.03.  Action by Owners with Respect to Bankruptcy  . . . . . . . . . . . . . . . . .       20
Section 4.04.  Restrictions on Owners' Power  . . . . . . . . . . . . . . . . . . . . . . . .       20
Section 4.05.  Majority Control . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       20


                                                      ARTICLE FIVE

                                               APPLICATION OF TRUST FUNDS;
                                                     CERTAIN DUTIES

Section 5.01.  Establishment of Trust Account . . . . . . . . . . . . . . . . . . . . . . . .       21
Section 5.02.  Application of Trust Funds . . . . . . . . . . . . . . . . . . . . . . . . . .       21
Section 5.03.  Method of Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       22
Section 5.04.  No Segregation of Monies; No Interest  . . . . . . . . . . . . . . . . . . . .       22
Section 5.05.  Accounting and Reports to the Noteholders, Owners,
                        the Internal Revenue Service and Others . . . . . . . . . . . . . . .       22
Section 5.06.  Signature on Returns; Tax Matters Partner  . . . . . . . . . . . . . . . . . .       22


                                                       ARTICLE SIX

                                          AUTHORITY AND DUTIES OF OWNER TRUSTEE

Section 6.01.  General Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       23
Section 6.02.  General Duties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       23
Section 6.03.  Action Upon Instruction  . . . . . . . . . . . . . . . . . . . . . . . . . . .       23
Section 6.04.  No Duties Except as Specified in this Agreement or in Instructions . . . . . .       24
Section 6.05.  No Action Except Under Specified Documents or Instructions . . . . . . . . . .       25
Section 6.06.  Restrictions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       25
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                                                      ARTICLE SEVEN

                                              CONCERNING THE OWNER TRUSTEE

Section 7.01.  Acceptance of Trusts and Duties  . . . . . . . . . . . . . . . . . . . . . . .       26
Section 7.02.  Furnishing of Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . .       27
Section 7.03.  Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . .       27
Section 7.04.  Reliance; Advice of Counsel  . . . . . . . . . . . . . . . . . . . . . . . . .       28
Section 7.05.  Not Acting in Individual Capacity  . . . . . . . . . . . . . . . . . . . . . .       28
Section 7.06.  Owner Trustee Not Liable for Trust Certificates, Notes or Contracts  . . . . .       28
Section 7.07.  Owner Trustee May Own Trust Certificates and Notes . . . . . . . . . . . . . .       29
Section 7.08.  Pennsylvania Motor Vehicle Sales Finance Act Licenses  . . . . . . . . . . . .       29


                                                      ARTICLE EIGHT

                                              COMPENSATION OF OWNER TRUSTEE

Section 8.01.  Owner Trustee's Fees and Expenses  . . . . . . . . . . . . . . . . . . . . . .       30
Section 8.02.  Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       30
Section 8.03.  Payments to the Owner Trustee  . . . . . . . . . . . . . . . . . . . . . . . .       30


                                                      ARTICLE NINE

                                             TERMINATION OF TRUST AGREEMENT

Section 9.01.  Termination of Trust Agreement . . . . . . . . . . . . . . . . . . . . . . . .       31


                                                       ARTICLE TEN

                                 SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES

Section 10.01.  Eligibility Requirements for Owner Trustee  . . . . . . . . . . . . . . . . .       33
Section 10.02.  Resignation or Removal of Owner Trustee . . . . . . . . . . . . . . . . . . .       33
Section 10.03.  Successor Owner Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . .       34
Section 10.04.  Merger or Consolidation of Owner Trustee  . . . . . . . . . . . . . . . . . .       34
Section 10.05.  Appointment of Co-Trustee or Separate Trustee . . . . . . . . . . . . . . . .       34
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                                           ARTICLE ELEVEN

                                           MISCELLANEOUS

Section 11.01.  Supplements and Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . .       37
Section 11.02.  No Legal Title to Trust Estate in Owners  . . . . . . . . . . . . . . . . . . .       38
Section 11.03.  Limitations on Rights of Others . . . . . . . . . . . . . . . . . . . . . . . .       38
Section 11.04.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       38
Section 11.05.  Severability of Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . .       39
Section 11.06.  Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       39
Section 11.07.  Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . .       39
Section 11.08.  No Petition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       39
Section 11.09.  No Recourse . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       40
Section 11.10.  Certificates Nonassessable and Fully Paid . . . . . . . . . . . . . . . . . . .       40
Section 11.11.  Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       40
Section 11.12.  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       40
Section 11.13.  Depositor Payment Obligation  . . . . . . . . . . . . . . . . . . . . . . . . .       40
Section 11.14.  Insurer Default or Insolvency . . . . . . . . . . . . . . . . . . . . . . . . .       40


                                              EXHIBITS

Exhibit A - Form of Certificate Depository Agreement  . . . . . . . . . . . . . . . . . . . . .      A-1
Exhibit B - Form of Certificate of Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . .      B-1
Exhibit C - Form of Trust Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      C-1





                                      (iv)

         This AMENDED AND RESTATED TRUST AGREEMENT, dated as of March __, 1998, is among WFS FINANCIAL AUTO LOANS, INC., a California corporation (the "Depositor"), WFS INVESTMENTS, INC., a California corporation (the "Company"), FINANCIAL SECURITY ASSURANCE INC., a New York corporation ("Financial Security"), and CHASE MANHATTAN BANK DELAWARE, a Delaware corporation, as owner trustee (the "Owner Trustee").

         WHEREAS, in connection herewith, the Depositor is willing to assume certain obligations pursuant hereto;

         WHEREAS, in connection herewith, the Company is willing to purchase the Company Trust Certificate (as defined herein) to be issued pursuant hereto and to assume certain obligations pursuant hereto; and

         WHEREAS, Financial Security is willing to issue a financial guaranty insurance policy in respect of certain payments made on the Trust Certificates to be issued pursuant hereto;

         NOW, THEREFORE, the parties hereto hereby agree as follows:


                                  ARTICLE ONE

                                  DEFINITIONS

         Section 1.01. Capitalized Terms. Except as otherwise provided in this Agreement, whenever used in this Agreement the following words and phrases, unless the context otherwise requires, shall have the following meanings:

         "Administration Agreement" means the administration agreement, dated as of March 1, 1998, among the Trust, the Company, the Depositor, the Indenture Trustee and WFS, as administrator.

         "Agreement" means this Trust Agreement, as the same may be amended and supplemented from time to time.

         "Applicants" shall have the meaning assigned to such term in Section 3.07.

         "Benefit Plan" means (i) an employee benefit plan (as such term is defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (ii) a plan described in Section 4975(e)(1) of the Code or (iii) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity.

         "Book-Entry Trust Certificate" means a beneficial interest in the Trust Certificates, the ownership of which shall be evidenced, and transfers of which shall be made, through book entries by a Clearing Agency as described in
Section 3.12.

         "Business Trust Statute" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code Section 3801 et seq., as the same may be amended from time to time.

         "Certificate Depository Agreement" means the agreement dated March __, 1998, among the Trust, the Owner Trustee and DTC, as the initial Clearing Agency, substantially in the form attached as Exhibit A hereto, relating to all Trust Certificates other than the Company Trust Certificate, as the same may be amended and supplemented from time to time.

         "Certificate Distribution Account" means the account established and maintained as such pursuant to Section 5.01.

         "Certificate of Trust" means the Certificate of Trust filed for the Trust pursuant to Section 3810(a) of the Business Trust Statute, substantially in the form of Exhibit B hereto.

         "Certificate Owner" means, with respect to a Book-Entry Trust Certificate, the Person who is the owner of such Book-Entry Trust Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in either case in accordance with the rules of such Clearing Agency) and shall mean, with respect to a Definitive Trust Certificate, the related Certificateholder.

         "Certificate Register" and "Certificate Registrar" mean the register maintained and the registrar (or any successor thereto) appointed pursuant to
Section 3.04.

         "Certificateholder" or "Holder" means the Person in whose name a Trust Certificate is registered in the Certificate Register, except that, solely for the purposes of giving any consent, waiver, request or demand pursuant to this Agreement or the other Basic Documents, the interest evidenced by any Trust Certificate registered in the name of the Depositor, the Company, WFS or any of their respective Affiliates shall not be taken into account in determining whether the requisite percentage necessary to effect such consent, waiver, request or demand in respect of the Trust Certificates shall have been obtained.

         "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act.

         "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

         "Closing Date" means March __, 1998.

         "Code" means the Internal Revenue Code of 1986, as amended, and Treasury Regulations promulgated thereunder.

         "Company" means WFS Investments, Inc., a California corporation, in its capacity as Owner of the Company Trust Certificate hereunder, and its successors.

         "Company Trust Certificate" means the Trust Certificate purchased by the Company on the Closing Date pursuant to Section 3.11, having an initial principal balance equal to $__________.

         "Definitive Trust Certificates" shall have the meaning assigned to such term in Section 3.12.

         "Depositor" means WFS Financial Auto Loans, Inc. in its capacity as depositor hereunder, and its successors.

         "DTC" means The Depository Trust Company, and its successors.

         "ERISA" means the Employment Retirement Income Security Act of 1974, as amended.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Expenses" shall have the meaning assigned to such term in Section
8.02.

         "Indemnified Parties" shall have the meaning assigned to such term in
Section 8.02.

         "Indenture" means the indenture dated as of March 1, 1998, among the Trust and Bankers Trust Company, as Indenture Trustee.

         "Instructing Party" shall have the meaning assigned to such term in
Section 6.03(a).

         "Insurer" means Financial Security Assurance, Inc., and its successors.

         "Note Depository Agreement" means the agreement dated March __, 1998, among the Trust, the Indenture Trustee and DTC, as the initial Clearing Agency, relating to the Notes, as the same may be amended and supplemented from time to time.

         "Notes" means the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, in each case issued pursuant to the Indenture.

         "Original Certificate Balance" means $___________.

         "Owner" means each Holder of a Trust Certificate.

         "Owner Trustee" means Chase Manhattan Bank Delaware, a Delaware banking corporation, not in its individual capacity but solely as owner trustee under this Agreement, and any successor Owner Trustee hereunder.

         "Owner Trustee Corporate Trust Office" means the office of the Owner Trustee at which its corporate trust business shall be administered, which initially shall be Chase Manhattan Bank Delaware, 1201 Market Street, Wilmington, Delaware 19801, Attention: Corporate Trust Administration Department, with a copy to The Chase Manhattan Bank, 450 West 33rd Street, 15th Floor, New York, New York 10001, Attention: Structured Finance Services (ABS), or such other office at such other address as the Owner Trustee may designate from time to time by notice to the Certificateholders, the Master Servicer, the Depositor, the Company and the Insurer. The foregoing address of The Chase Manhattan Bank shall be its address for purposes of its acting as Certificate Registrar and as agent of the Owner Trustee pursuant to Sections 3.04 and 3.08, or such other office at such other address as the Owner Trustee may designate from time to time by notice to the Certificateholders, the Master Servicer, the Depositor, the Company and the Insurer.

         "Paying Agent" means any paying agent or co-paying agent appointed pursuant to Section 3.10.

         "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Record Date" means, with respect to any Distribution Date, the day immediately preceding such Distribution Date or, if Definitive Trust Certificates are issued, the 15th day of the month preceding the month in which such Distribution Date occurs.

         "Sale and Servicing Agreement" means the sale and servicing agreement, dated as of March 1, 1998, among the Trust, as Issuer, the Depositor, as Seller and WFS, as Master Servicer, as the same may be amended or supplemented from time to time.

         "Secretary of State" means the Secretary of State of the State of Delaware.

         "Seller" means WFS Financial Auto Loans, Inc., in its capacity as seller under the Sale and Servicing Agreement, and its successors.

         "Treasury Regulations" means regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

         "Trust" means the trust established by this Agreement.

         "Trust Certificates" means the trust certificates evidencing the beneficial interest of an Owner in the Trust, substantially in the form of Exhibit C hereto.

         "Trust Estate" means all right, title and interest of the Trust in and to the property and rights assigned to the Trust pursuant to Article Two of the Sale and Servicing Agreement, all funds on deposit from time to time in the Trust Accounts and all other property of the Trust from time to time, including any rights of the Owner Trustee and the Trust pursuant to the Sale and Servicing Agreement and the Administration Agreement.

         "Underwriters" means Donaldson, Lufkin & Jenrette Securities Corporation and ______________________________.

         "WFS" means WFS Financial Inc, and its successors.

         Section 1.02. Other Definitional Provisions. Capitalized terms used that are not otherwise defined herein shall have the meanings ascribed thereto in the Sale and Servicing Agreement or, if not defined therein, in the Indenture.

         Section 1.03. Usage of Terms. With respect to all terms in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to "writing" include printing, typing, lithography and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all amendments, modifications and supplements thereto or any changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; and the term "including" means "including without limitation".

         Section 1.04. Section References. All section references, unless otherwise indicated, shall be to Sections in this Agreement.

         Section 1.05. Accounting Terms. All accounting terms used but not specifically defined herein shall be construed in accordance with generally accepted accounting principles in the United States.

                                  ARTICLE TWO

                                  ORGANIZATION

         Section 2.01. Name. The Trust created hereby shall be known as "WFS Financial 1998-A Owner Trust", in which name the Owner Trustee may conduct the activities of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.

         Section 2.02. Office. The office of the Trust shall be in care of the Owner Trustee at the Owner Trustee Corporate Trust Office or at such other address in Delaware as the Owner Trustee may designate by written notice to the Owners, the Depositor and the Insurer.

         Section 2.03.    Purposes and Powers.

         (a) The sole purpose of the Trust is to conserve the Trust Estate and collect and disburse the periodic income therefrom for the use and benefit of the Owners, and in furtherance of such purpose to engage in the following ministerial activities:

                   (i) to issue the Notes pursuant to the Indenture and the Trust Certificates pursuant to this Agreement and to sell the Notes and the Trust Certificates;

                  (ii) with the proceeds of the sale of the Notes and the Trust Certificates, to purchase the Contracts, to fund the Spread Account and to pay the organizational, start-up and transactional expenses of the Trust and to pay the balance to the Depositor pursuant to the Sale and Servicing Agreement;

                 (iii) to Grant the Trust Estate pursuant to the Indenture and to hold, manage and distribute to the Owners pursuant to the Sale and Servicing Agreement any portion of the Trust Estate released from the Lien of, and remitted to the Trust pursuant to, the Indenture;

                  (iv) to enter into and perform its obligations under the Basic Documents to which it is to be a party;

                   (v) to engage in those activities, including entering into agreements, that are necessary to accomplish the foregoing or are incidental thereto or connected therewith; and

                  (vi) subject to compliance with the Basic Documents, to engage in such other activities as may be required in connection with conservation of the Trust Estate and the making of distributions to the Owners and the Noteholders.

The Trust shall not engage in any activities other than in connection with the foregoing. Nothing contained herein shall be deemed to authorize the Owner Trustee, on behalf of the Trust, to engage in any business operations or any activities other than those set forth in the introductory sentence of this Section. Specifically, the Owner Trustee, on behalf of the Trust, shall have no authority to engage in any business operations, acquire any assets other than those specifically included in the Trust Estate under Section 1.01 or otherwise vary the assets held by the Trust. Similarly, the Owner Trustee shall have no discretionary duties other than performing those ministerial acts set forth above necessary to accomplish the purpose of the Trust as set forth in the introductory sentence of this Section.

         Section 2.04. Appointment of Owner Trustee. The Depositor hereby appoints the Owner Trustee as trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein, and the Owner Trustee hereby accepts such appointment.

         Section 2.05. Initial Capital Contribution of Owner Trust Estate. The Depositor hereby sells, assigns, transfers, conveys and sets over to the Owner Trustee, as of the date hereof, the sum of $1.00. The Owner Trustee hereby acknowledges receipt in trust from the Depositor, as of the date hereof, of the foregoing contribution, which shall constitute the initial Trust Estate and shall be deposited in the Certificate Distribution Account. The Depositor shall pay organizational expenses of the Trust as they may arise or shall, upon the request of the Owner Trustee, promptly reimburse the Owner Trustee for any such expenses paid by the Owner Trustee.

         Section 2.06. Declaration of Trust. The Owner Trustee hereby declares that it will hold the Trust Estate in trust upon and subject to the conditions set forth herein for the sole purpose of conserving the Trust Estate and collecting and disbursing the periodic income therefrom for the use and benefit of the Owners, subject to the obligations of the Trust under the Basic Documents. It is the intention of the parties hereto that the Trust constitute a business trust under the Business Trust Statute and that this Agreement constitute the governing instrument of such business trust. It is the intention of the parties hereto that, solely for income and franchise tax purposes, the Trust shall be treated as a partnership, with the assets of the partnership being the Contracts and other assets held by the Trust and with the partners of the partnership being the Certificateholders (including the Company) and the Notes being debt of the partnership. The parties agree that, unless otherwise required by appropriate tax authorities, the Trust will file or cause to be filed annual or other necessary returns, reports and other forms consistent with the characterization of the Trust as a partnership for such tax purposes. Effective as of the date hereof, the Owner Trustee shall have all rights, powers and duties set forth herein and in the Business Trust Statute for the sole purpose and to the extent necessary to accomplish the purpose of the Trust as set forth in the introductory sentence of Section 2.03.

         Section 2.07. Title to Trust Property. Legal title to the Trust Estate shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Owner Trustee, a co-trustee and/or a separate trustee, as the case may be.

         Section 2.08. Situs of Trust. The Trust will be located and administered in the State of Delaware. All bank accounts maintained by the Owner Trustee on behalf of the Trust shall be located in the State of California, the State of Delaware or the State of New York. The Trust shall not have any employees in any state other than Delaware; provided, however, that nothing herein shall restrict or prohibit the Owner Trustee from having employees within or without the State of Delaware. Payments will be received by the Trust only in Delaware or New York and payments will be made by the Trust only from Delaware or New York. The only office of the Trust will be at the Owner Trustee Corporate Trust Office.

         Section 2.09. Representations and Warranties of the Depositor and the Company.

         (a) The Depositor hereby represents and warrants to the Owner Trustee and the Insurer that:

                   (i) The Depositor is duly organized and validly existing as a corporation organized and existing and in good standing under the laws of the State of California, with power and authority to own its properties and to conduct its business and had at all relevant times, and has, power, authority and legal right to acquire and own the Contracts.

                  (ii) The Depositor is duly qualified to do business as a foreign corporation in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications.

                 (iii) The Depositor has the power and authority to execute and deliver this Agreement and to carry out its terms; the Depositor has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Owner Trustee on behalf of the Trust as part of the Trust Estate and has duly authorized such sale and assignment and deposit with the Owner Trustee on behalf of the Trust by all necessary corporate action; and the execution, delivery and performance of this Agreement have been duly authorized by the Depositor by all necessary corporate action.

                  (iv) The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in the breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Depositor, or any indenture, agreement or other instrument to which the Depositor is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of the properties of the Depositor pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); nor violate any law or any order, rule or regulation applicable to the Depositor of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties.

                   (v) There are no proceedings or investigations pending, or to the Depositor's best knowledge threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties: (A) asserting the invalidity of this Agreement, any of the other Basic Documents or the Trust Certificates,
         (B) seeking to prevent the issuance of the Trust Certificates or the consummation of any of the transactions contemplated by this Agreement or any of the other Basic Documents, (C) seeking any determination or ruling that might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement, any of the other Basic Documents or the Trust Certificates or (D) involving the Depositor and which might adversely affect the federal income tax or other federal, state or local tax attributes of the Trust Certificates.

         (b) The Company hereby represents and warrants to the Owner Trustee and the Insurer that:

                   (i) The Company is duly organized and validly existing as a corporation organized and existing and in good standing under the laws of the State of California, with power and authority to own its properties and to conduct its business and had at all relevant times, and has, power, authority and legal right to acquire and own the Contracts.

                  (ii) The Company is duly qualified to do business as a foreign corporation in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications.

                 (iii) The Company has the power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement have been duly authorized by the Company by all necessary corporate action.

                  (iv) The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Company, or any indenture, agreement or other instrument to which the Company is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of the properties of the Company pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); nor violate any law or any order, rule or regulation applicable to the Company of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Company or its properties.

                   (v) There are no proceedings or investigations pending, or to the Company's best knowledge threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Company or its properties: (A) asserting the invalidity of this Agreement, any of the other Basic

         Documents or the Trust Certificates, (B) seeking to prevent the issuance of the Trust Certificates or the consummation of any of the transactions contemplated by this Agreement or any of the other Basic Documents, (C) seeking any determination or ruling that might materially and adversely affect the performance by the Company of its obligations under, or the validity or enforceability of, this Agreement, any of the other Basic Documents or the Trust Certificates or (D) involving the Company and which might adversely affect the federal income tax or other federal, state or local tax attributes of the Trust Certificates.

         Section 2.10.    Federal Income Tax Allocations.

         (a) Net income of the Trust for any calendar quarter as determined for federal income tax purposes (and each item of income, gain, loss and deduction entering into the computation thereof) shall be allocated:

                   (i) among the Certificate Owners as of the first day following the end of such quarter, in proportion to their ownership of the principal amount of Trust Certificates on such date, net income in an amount up to the sum of (A) the Certificate Interest Distributable Amount for such quarter, (B) interest on the excess, if any, of the Certificate Interest Distributable Amount for the preceding Distribution Date over the amount in respect of interest that is actually deposited in the Certificate Distribution Account on such preceding Distribution Date, to the extent permitted by law, at the Pass-Through Rate from such preceding Distribution Date through the current Distribution Date, (C) the portion of the market discount on the Contracts accrued during such quarter that is allocable to the excess, if any, of the initial aggregate principal amount of the Trust Certificates over their initial aggregate issue price and (D) any other amounts of income payable to the Certificateholders for such quarter; such sum to be reduced by any amortization by the Trust of premium on Contracts that corresponds to any excess of the issue price of Trust Certificates over their principal amount; and

                  (ii) to the Depositor and the Company in the proportion of 99% and 1%, respectively, to the extent of any remaining net income.

         (b) If the net income of the Trust for any calendar quarter is insufficient for the allocations described in Section 2.11(a)(i), subsequent net income shall first be allocated to make up such shortfall before being allocated as provided in Section 2.11(a)(ii). Net losses of the Trust, if any, for any calendar quarter as determined for federal income tax purposes (and each item of income, gain, loss and deduction entering into the computation thereof) shall be allocated to the Depositor and the Company in the proportion of 99% and 1%, respectively, to the extent the Depositor and the Company are reasonably expected to bear the economic burden of such net losses, and any remaining net losses shall be allocated among the Certificate Owners as of the first day following the end of such quarter in proportion to their ownership of the principal amount of Trust Certificates on such day. The Depositor and the Company are authorized to modify the allocations in this paragraph if necessary or appropriate, in its sole discretion, for the allocations to fairly reflect the income, gain, loss and deduction to the Depositor and the Company or to the Certificate Owners, or as otherwise required by the Code.

                                 ARTICLE THREE

                  TRUST CERTIFICATES AND TRANSFER OF INTERESTS

         Section 3.01. Initial Ownership. Upon the formation of the Trust by the contribution by the Depositor pursuant to Section 2.05 and until the issuance of the Trust Certificates, the Depositor shall be the sole beneficiary of the Trust.

         Section 3.02. The Trust Certificates. The Trust Certificates shall be substantially in the form of Exhibit C hereto. The Trust Certificates shall be issuable in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof; provided, however, that the Trust Certificates issued to the Company pursuant to Section 3.11 may be issued in such denomination as required to include any residual amount. The Trust Certificates shall be executed by the Owner Trustee on behalf of the Trust by manual or facsimile signature of an authorized officer of the Owner Trustee and attested on behalf of the Owner Trustee by the manual or facsimile signature of an authorized officer of the Owner Trustee and shall be deemed to have been validly issued when so executed. Trust Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Owner Trustee shall be valid and binding obligations of the Trust, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Trust Certificates or did not hold such offices at the date of such Trust Certificates. All Trust Certificates shall be dated the date of their authentication.

         Section 3.03. Authentication and Delivery of Trust Certificates. The Owner Trustee shall cause to be authenticated and delivered upon the order of the Depositor, in exchange for the Contracts and the other assets of the Trust, simultaneously with the sale, assignment and transfer to the Trust of the Contracts, and the constructive delivery to the Owner Trustee of the Contract Files and the other assets of the Trust, Trust Certificates duly authenticated by the Owner Trustee, in authorized denominations equaling in the aggregate the Original Certificate Balance evidencing the entire ownership of the Trust and Notes issued by the Owner Trustee and authenticated by the Indenture Trustee in aggregate principal amount of, in the case of the (i) Class A-1 Notes, $____________, (ii) Class A-2 Notes, $___________, (iii) Class
A-3 Notes, $__________ and (iv) Class A-4 Notes, $__________.  No Trust
Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Trust Certificate a certificate of authentication substantially in the form set forth in the form of Trust Certificate attached hereto as Exhibit C, executed by the Owner Trustee or its authenticating agent, by manual signature, and such certificate upon any Trust Certificate shall be conclusive evidence, and the only evidence, that such Trust Certificate has been duly authenticated and delivered hereunder. Upon issuance, authentication and delivery pursuant to the terms hereof, the Trust Certificates will be entitled to the benefits of this Agreement.

         Section 3.04. Registration of Transfer and Exchange of Trust Certificates.

         (a) The Certificate Registrar shall keep or cause to be kept, a Certificate Register, subject to such reasonable regulations as it may prescribe. The Certificate Register shall provide for the registration of Trust Certificates and transfers and exchanges of Trust Certificates as provided herein. The Chase Manhattan Bank, 450 West 33rd Street, 15th Floor, New York, New York 10001, Attention: Structured Finance Services (ABS) as agent for the Owner Trustee, is hereby initially appointed Certificate Registrar for the purpose of registering Trust Certificates and transfers and exchanges of Trust Certificates as herein provided. In the event that, subsequent to the Closing Date, the Owner Trustee notifies the Master Servicer that The Chase Manhattan Bank is unable to act as Certificate Registrar, the Master Servicer shall appoint another bank or trust company, having an office or agency located in The City of New York, agreeing to act in accordance with the provisions of this Agreement applicable to it, and otherwise acceptable to the Owner Trustee, to act as successor Certificate Registrar hereunder.

         (b) Upon surrender for registration of transfer of any Trust Certificate at the office of the Certificate Registrar, the Owner Trustee shall execute, authenticate and deliver (or shall cause its authenticating agent to authenticate and deliver), in the name of the designated transferee or transferees, one or more new Trust Certificates in authorized denominations of a like aggregate principal amount.

         (c) At the option of a Certificateholder, Trust Certificates may be exchanged for other Trust Certificates in authorized denominations of a like aggregate principal amount, upon surrender of the Trust Certificates to be exchanged at the office of the Certificate Registrar. Whenever any Trust Certificates are so surrendered for exchange, the Owner Trustee on behalf of the Trust shall execute, authenticate and deliver (or shall cause its authenticating agent to authenticate and deliver) the Trust Certificates that the Certificateholder making the exchange is entitled to receive. Every Trust Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the Holder thereof or his attorney duly authorized in writing.

         (d) No service charge shall be made for any registration of transfer or exchange of Trust Certificates, but the Owner Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Trust Certificates.

         (e) The Trust Certificates may not be acquired by or for the account of a Benefit Plan. By accepting and holding a Trust Certificate, the Holder thereof shall be deemed to have represented and warranted that it is not a Benefit Plan nor will it hold such Trust Certificate for the account of a Benefit Plan.

         (f) All Trust Certificates surrendered for registration of transfer or exchange, if surrendered to the Company or any agent of the Owner Trustee or the Company under this Agreement, shall be delivered to the Owner Trustee and promptly cancelled by it, or, if surrendered to the Owner Trustee, shall be promptly cancelled by it, and no Trust Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Owner Trustee shall dispose of cancelled Trust Certificates in accordance with the normal industry practice.

         Section 3.05. Mutilated, Destroyed, Lost or Stolen Trust Certificates. If (i) any mutilated Trust Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Trust Certificate, and
(ii) there is delivered to the Certificate Registrar and the Owner Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice that such Trust Certificate has been acquired by a bona fide purchaser, the Owner Trustee on behalf of the Trust shall execute and the Owner Trustee or its authenticating agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Trust Certificate, a new Trust Certificate of like tenor and fractional undivided interest. In connection with the issuance of any new Trust Certificate under this Section, the Owner Trustee may require the payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto. Any duplicate Trust Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Trust Certificate shall be found at any time.

         Section 3.06. Persons Deemed Owners. Prior to due presentation of a Trust Certificate for registration of transfer, the Owner Trustee, the Certificate Registrar, any Paying Agent and any of their respective agents may treat the Person in whose name any Trust Certificate is registered as the owner of such Trust Certificate for the purpose of receiving distributions pursuant to Section 5.02 and for all other purposes whatsoever, and none of the Owner Trustee, the Certificate Registrar, any Paying Agent or any of their respective agents shall be affected by any notice to the contrary.

         Section 3.07. Access to List of Certificateholders' Names and Addresses. The Owner Trustee shall furnish or cause to be furnished to the Master Servicer, the Insurer and the Depositor, within 15 days after receipt by the Certificate Registrar of a written request therefor from the Master Servicer, the Insurer or the Depositor, a list, in such form as the Master Servicer or the Depositor may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date. If three or more Certificateholders, or one or more Holders of Trust Certificates evidencing not less than 25% of the percentage interests of the Trust Certificates (hereinafter referred to as "Applicants"), apply in writing to the Owner Trustee, and such application states that the Applicants desire to communicate with other Certificateholders with respect to their rights hereunder or under the Trust Certificates and such application is accompanied by a copy of the communication that such Applicants propose to transmit, then the Owner Trustee shall, within five Business Days after the receipt of such application, afford such Applicants access, during normal business hours, to the current list of Certificateholders. Every Certificateholder, by receiving and holding a Trust Certificate, agrees with the Master Servicer, the Depositor and the Owner Trustee that none of the Master Servicer, the Depositor or the Owner Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

         Section 3.08. Maintenance of Office or Agency. The Chase Manhattan Bank, as agent for the Owner Trustee, shall maintain in the Borough of Manhattan, The City of New York, an office or offices or agency or agencies where Trust Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Owner Trustee in respect of the Trust Certificates and the Basic Documents may be served. The Owner Trustee hereby designates the office of The Chase Manhattan Bank at the address provided under the definition of the term "Owner Trustee Corporate Trust Office" as its office for such purposes. The Owner Trustee shall give prompt written notice to the Depositor, the Master Servicer and to Certificateholders of any change in the location of the Certificate Register or any such office or agency.

         Section 3.09. Temporary Trust Certificates. Pending the preparation of definitive Trust Certificates, the Owner Trustee, on behalf of the Trust, may execute, authenticate and deliver, temporary Trust Certificates that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Trust Certificates in lieu of which they are issued. If temporary Trust Certificates are issued, the Depositor will cause definitive Trust Certificates to be prepared without unreasonable delay. After the preparation of definitive Trust Certificates, the temporary Trust Certificates shall be exchangeable for definitive Trust Certificates upon surrender of the temporary Trust Certificates at the office or agency to be maintained as provided in
Section 3.08, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Trust Certificates, the Owner Trustee shall execute and authenticate and deliver in exchange therefor a like principal amount of definitive Trust Certificates in authorized denominations. Until so exchanged, the temporary Trust Certificates shall in all respects be entitled to the same benefits hereunder as definitive Trust Certificates.

         Section 3.10. Appointment of Paying Agent. The Paying Agent shall make distributions to Certificateholders from the Certificate Distribution Account pursuant to Section 5.02(a) and shall report the amounts of such distributions to the Owner Trustee. Any Paying Agent shall have the revocable power to withdraw funds from the Certificate Distribution Account for the purpose of making the distributions referred to above. The Owner Trustee may revoke such power and remove the Paying Agent if the Owner Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect. The Paying Agent initially shall be The Chase Manhattan Bank and any co-paying agent chosen by the Paying Agent that is acceptable to the Owner Trustee. Each Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Owner Trustee. In the event that The Chase Manhattan Bank shall no longer be the Paying Agent, the Owner Trustee shall appoint a successor to act as Paying Agent (which shall be a bank or trust company). The Owner Trustee shall cause such successor Paying Agent or any additional Paying Agent appointed by the Owner Trustee to execute and deliver to the Owner Trustee an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Owner Trustee that, as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders. The Paying Agent shall return all unclaimed funds to the Owner Trustee and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Owner Trustee. The provisions of Sections 7.01, 7.03, 7.04 and 8.01 shall apply to the Owner Trustee also in its role as Paying Agent, for so long as the Owner Trustee shall act as Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder. Any reference in this Agreement to the Paying Agent shall include any co- paying agent unless the context requires otherwise. If the long term debt rating of the Paying Agent shall not be at least Baa3 from Moody's and BBB- from Standard & Poor's, the Rating Agencies shall be given notice of such lower long term debt rating.

         Section 3.11. Ownership by the Company of Trust Certificates. The Company shall on the Closing Date purchase from the Underwriters Trust Certificates representing at least 1% of the Original Certificate Balance and shall thereafter retain beneficial and record ownership of Trust Certificates representing at least 1% of the Certificate Balance. Any attempted transfer of any Trust Certificate that would reduce such interest of the Company below 1% of the Certificate Balance shall be void. The Owner Trustee shall cause any Trust Certificate issued to the Company on the Closing Date (and any Trust Certificate issued in exchange therefor) to contain a legend stating "THIS TRUST CERTIFICATE IS NON- TRANSFERABLE".

         Section 3.12. Book-Entry Certificates. The Trust Certificates upon original issuance will be issued in the form of one or more typewritten certificates representing the Book-Entry Trust Certificates, to be delivered to DTC, the initial Clearing Agency, by, or on behalf of, the Trust; provided, however, that one Definitive Trust Certificate (as defined below) may be issued to the Company pursuant to Section 3.11. The certificate or certificates delivered to DTC evidencing such Trust Certificates shall initially be registered on the Certificate Register in the name of CEDE & CO., the nominee of the initial Clearing Agency, and no Certificate Owner (other than the Company) will receive a definitive certificate representing such Certificate Owner's interest in the Trust Certificates, except as provided in Section 3.14. Unless and until definitive, fully registered Trust Certificates (the "Definitive Trust Certificates") have been issued to Certificate Owners pursuant to Section 3.14:

                   (i) the provisions of this Section shall be in full force and effect;

                  (ii) the Depositor, the Master Servicer, the Certificate Registrar and the Owner Trustee, subject to the provisions and limitations of Sections 2.03 and 2.06, may deal with the Clearing Agency for all purposes (including the making of distributions on the Trust Certificates) as the authorized representative of the Certificate Owners;

                 (iii) to the extent that the provisions of this Section conflict with any other provisions of this Agreement, the provisions of this Section shall control;

                  (iv) the rights of Certificate Owners shall be exercised only through the Clearing Agency (or through procedures established by the Clearing Agency) and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Clearing Agency Participants; pursuant to the Certificate Depository Agreement, unless and until Definitive Trust Certificates are issued pursuant to Section 3.14, the Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Trust Certificates to such Clearing Agency Participants; and

                   (v) whenever this Agreement requires or permits actions to be taken based upon instructions or directions of Holders of Trust Certificates evidencing a specified percentage of the percentage interests thereof, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Certificate Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in Trust Certificates and has delivered such instructions to the Owner Trustee.

         Section 3.13. Notices to Clearing Agency. Whenever notice or other communication to the Certificateholders is required hereunder, unless and until Definitive Trust Certificates shall have been issued to Certificate Owners pursuant to Section 3.14, the Owner Trustee and the Master Servicer shall give all such notices and communications specified herein to be given to Holders of the Trust Certificates to the Clearing Agency.

         Section 3.14. Definitive Trust Certificates. If (i)(A) the Administrator advises the Owner Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities as described in the Certificate Depository Agreement and (B) the Trustee or the Administrator is unable to locate a qualified successor, (ii) the Administrator, at its option, advises the Owner Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency, or (iii) after the occurrence of an Event of Default or a Servicer Default, Certificate Owners representing beneficial interests aggregating not less than 51% of the Certificate Balance advise the Owner Trustee and the Clearing Agency through the Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Certificate Owners, then the Clearing Agency shall notify all Certificate Owners and the Owner Trustee of the occurrence of any such event and of the availability of Definitive Trust Certificates to Certificate Owners requesting the same. Upon surrender to the Owner Trustee by the Clearing Agency of the certificates evidencing the Book-Entry Trust Certificates, accompanied by registration instructions from the Clearing Agency for registration, the Owner Trustee shall issue the Definitive Trust Certificates and deliver such Definitive Trust Certificates in accordance with the instructions of the Clearing Agency. Neither the Depositor, the Certificate Registrar nor the Owner Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Trust Certificates, the Owner Trustee shall recognize the Holders of the Definitive Trust Certificates as Certificateholders hereunder. The Owner Trustee shall not be liable if the Owner Trustee or the Administrator is unable to locate a qualified successor Clearing Agency. The Definitive Trust Certificates shall be printed, lithographed or engraved or may be produced in any manner as is reasonably acceptable to the Owner Trustee, as evidenced by its execution thereof.

                                  ARTICLE FOUR

                            ACTIONS BY OWNER TRUSTEE

         Section 4.01. Prior Notice to Owners with Respect to Certain Matters. Subject to the provisions and limitations of Section 4.04, with respect to the following matters, the Owner Trustee shall not take action unless at least 30 days before the taking of such action, the Owner Trustee shall have notified the Certificateholders in writing of the proposed action and the Owners shall not have notified the Owner Trustee in writing prior to the 30th day after such notice is given that such Owners have withheld consent or provided alternative direction:

                 (a) the initiation of any claim or lawsuit by the Trust (except claims or lawsuits brought in connection with the collection of the Contracts) and the compromise of any action, claim or lawsuit brought by or against the Trust (except with respect to the aforementioned claims or lawsuits for collection of the Contracts);

                 (b) the election by the Trust to file an amendment to the Certificate of Trust (unless such amendment is required to be filed under the Business Trust Statute);

                 (c) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is required;

                 (d) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is not required and such amendment materially adversely affects the interest of the Owners;

                 (e) the amendment, change or modification of the Administration Agreement, except to cure any ambiguity or to amend or supplement any provision in a manner or add any provision that would not materially adversely affect the interests of the Owners; or

                 (f) the appointment pursuant to the Indenture of a successor Note Registrar, paying agent for the Notes or Indenture Trustee or pursuant to this Agreement of a successor Certificate Registrar, or the consent to the assignment by the Note Registrar, Paying Agent, Indenture Trustee or Certificate Registrar of its obligations under the Indenture or this Agreement, as applicable.

         Section 4.02. Action by Owners with Respect to Certain Matters. Subject to the provisions and limitations of Section 4.04, the Owner Trustee shall not have the power, except upon the direction of the Owners and with the prior written consent of the Insurer (so long as no Insurer Default shall have occurred and be continuing), to (a) remove the Administrator pursuant to
Section 8 of the Administration Agreement, (b) appoint a successor Administrator pursuant to Section 8 of the Administration Agreement, (c) remove the Master Servicer pursuant to Section 8.01 of the Sale and Servicing Agreement, (d) except as expressly provided in the Basic Documents, sell the Contracts after the termination of the Indenture, (e) initiate any claim, suit or proceeding by the Trust or compromise any claim, suit or proceeding brought by or against the Trust, (f) authorize the merger or consolidation of the Trust with or into any other business trust or entity (other than in accordance with Section 3.10 of the Indenture) or (g) amend the Certificate of Trust. The Owner Trustee shall take the actions referred to in the preceding sentence only upon written instructions signed by the Owners.

         Section 4.03. Action by Owners with Respect to Bankruptcy. The Owner Trustee shall not have the power to commence a voluntary proceeding in bankruptcy relating to the Trust without the prior written consent of the Insurer and the unanimous prior approval of all Owners and the delivery to the Owner Trustee by each such Owner of a certificate certifying that such Owner reasonably believes that the Trust is insolvent.

         Section 4.04. Restrictions on Owners' Power. The Owners shall not direct the Owner Trustee to take or to refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Owner Trustee under this Agreement or any of the other Basic Documents or would be contrary to the purpose of this Trust as set forth in Section 2.03, nor shall the Owner Trustee be obligated to follow any such direction, if given.

         Section 4.05. Majority Control. Except as expressly provided herein, any action that may be taken by the Owners under this Agreement may be taken by the Holders of Trust Certificates evidencing not less than a majority of the Certificate Balance. Except as expressly provided herein, any written notice of the Owners delivered pursuant to this Agreement shall be effective if signed by Holders of Trust Certificates evidencing not less than a majority of the Certificate Balance at the time of the delivery of such notice.

                                  ARTICLE FIVE

                          APPLICATION OF TRUST FUNDS;
                                 CERTAIN DUTIES

         Section 5.01. Establishment of Trust Account. The Owner Trustee, for the benefit of the Certificateholders, shall establish and maintain in the name of the Trust an Eligible Account (the "Certificate Distribution Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders.

         The Owner Trustee shall possess all right, title and interest in funds on deposit from time to time in the Certificate Distribution Account and in the proceeds thereof. Except as otherwise expressly provided herein, the Certificate Distribution Account shall be under the sole dominion and control of the Owner Trustee for the benefit of the Certificateholders. If, at any time, the Certificate Distribution Account ceases to be an Eligible Account, the Owner Trustee (or the Depositor on behalf of the Owner Trustee, if the Certificate Distribution Account is not then held by the Owner Trustee or an Affiliate thereof) shall within ten Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency or the Insurer must consent) establish a new Certificate Distribution Account as an Eligible Account and shall transfer any cash and/or any investments to such new Certificate Distribution Account.

         Section 5.02.    Application of Trust Funds.

         (a) On each Distribution Date, the Owner Trustee will distribute to Certificateholders, on a pro rata basis, amounts deposited in the Certificate Distribution Account pursuant to Sections 5.02 and 5.05 of the Sale and Servicing Agreement with respect to such Distribution Date.

         (b) On each Distribution Date, the Owner Trustee shall send to each Certificateholder the statement or statements provided to the Owner Trustee by the Master Servicer pursuant to Section 5.07 of the Sale and Servicing Agreement with respect to such Distribution Date.

         (c) In the event that any withholding tax is imposed on the Trust's payment (or allocations of income) to an Owner, such tax shall reduce the amount otherwise distributable to the Owner in accordance with this Section. The Owner Trustee is hereby authorized and directed to retain from amounts otherwise distributable to the Owners sufficient funds for the payment of any tax that is legally owed by the Trust (but such authorization shall not prevent the Owner Trustee from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to an Owner shall be treated as cash distributed to such Owner at the time it is withheld by the Trust and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution, the Owner Trustee may in its sole discretion withhold such amounts in accordance with this paragraph (c).

         Section 5.03. Method of Payment. Subject to Section 9.01(c) respecting the final payment upon retirement of each Trust Certificate, distributions required to be made to each Certificateholder of record on the related Record Date shall be made by check mailed to such Certificateholder at the address of such Holder appearing in the Certificate Register (or, if DTC, its nominee or a Clearing Agency is the relevant Certificateholder, by wire transfer of immediately available funds or pursuant to other arrangements), the amount to be distributed to such Certificateholder pursuant to such Holder's Trust Certificates.

         Section 5.04. No Segregation of Monies; No Interest. Subject to Sections 5.01 and 5.02, monies received by the Owner Trustee hereunder need not be segregated in any manner except to the extent required by law or the Sale and Servicing Agreement and may be deposited under such general conditions as may be prescribed by law, and the Owner Trustee shall not be liable for any interest thereon.

         Section 5.05. Accounting and Reports to the Noteholders, Owners, the Internal Revenue Service and Others. The Owner Trustee shall (a) maintain (or cause to be maintained) the books of the Trust on a calendar year basis and the accrual method of accounting, (b) deliver to each Owner, as may be required by the Code and applicable Treasury Regulations, such information as may be required (including Schedule K-1) to enable each Owner to prepare its federal and state income tax returns, (c) file such tax returns relating to the Trust (including a partnership information return, IRS Form 1065) and make such elections as from time to time may be required or appropriate under any applicable state or federal statute or any rule or regulation thereunder so as to maintain the Trust's characterization as a partnership for federal income tax purposes, (d) cause such tax returns to be signed in the manner required by law and (e) collect or cause to be collected any withholding tax as described in and in accordance with Section 5.02(c) with respect to income or distributions to Owners. The Owner Trustee shall elect under Section 1278 of the Code to include in income currently any market discount that accrues with respect to the Contracts. The Owner Trustee shall not make the election provided under Section 754 of the Code.

         Section 5.06.    Signature on Returns; Tax Matters Partner.

         (a) The Company shall sign on behalf of the Trust the tax returns of the Trust.

         (b) The Company shall be designated the "tax matters partner" of the Trust pursuant to Section 6231(a)(7)(A) of the Code and applicable Treasury Regulations.

                                  ARTICLE SIX

                     AUTHORITY AND DUTIES OF OWNER TRUSTEE

         Section 6.01. General Authority. Subject to the provisions and limitations of Sections 2.03 and 2.06, the Owner Trustee is authorized and directed to execute and deliver the Basic Documents to which the Trust is to be a party and each certificate or other document attached as an exhibit to or contemplated by the Basic Documents to which the Trust is to be a party and any amendment or other agreement, as evidenced conclusively by the Owner Trustee's execution thereof. In addition to the foregoing, the Owner Trustee is authorized, but shall not be obligated, to take all actions required of the Trust pursuant to the Basic Documents. The Owner Trustee is further authorized from time to time to take such action as the Administrator recommends with respect to the Basic Documents.

         Section 6.02. General Duties. Subject to the provisions and limitations of Sections 2.03 and 2.06, it shall be the duty of the Owner Trustee to discharge (or cause to be discharged through the Administrator or such agents as shall be appointed with the consent of the Insurer) all of its responsibilities pursuant to the terms of this Agreement and the other Basic Documents to which the Trust is a party and to administer the Trust in the interest of the Owners, subject to the Basic Documents and in accordance with the provisions of this Agreement. Without limiting the foregoing, the Owner Trustee shall on behalf of the Trust file and prove any claim or claims that may exist against the Company in connection with any claims paying procedure as part of an insolvency or receivership proceeding involving the Company. Notwithstanding the foregoing, the Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the other Basic Documents to the extent the Administrator has agreed in the Administration Agreement to perform any act or to discharge any duty of the Owner Trustee hereunder or under any Basic Document, and the Owner Trustee shall not be held liable for the default or failure of the Administrator to carry out its obligations under the Administration Agreement.

         Section 6.03.    Action Upon Instruction.

         (a) Subject to Article Four, in accordance with the terms of the Basic Documents, the Insurer (so long as an Insurer Default shall not have occurred and be continuing) or the Owners (if an Insurer Default shall have occurred and be continuing) (the "Instructing Party") may by written instruction direct the Owner Trustee in the management of the Trust. Such direction may be exercised at any time by written instruction of the Instructing Party pursuant to Article Four.

         (b) The Owner Trustee shall not be required to take any action hereunder or under any other Basic Document if the Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Owner Trustee or is contrary to the terms hereof or of any other Basic Document or is otherwise contrary to law.

         (c) Whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or under any other Basic Document, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Instructing Party requesting instruction as to the course of action to be adopted, and to the extent the Owner Trustee acts in good faith in accordance with any written instruction of the Instructing Party received, the Owner Trustee shall not be liable on account of such action to any Person. If the Owner Trustee shall not have received appropriate instruction within ten days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Agreement and the other Basic Documents, as it shall deem to be in the best interests of the Owners, and shall have no liability to any Person for such action or inaction.

         (d) In the event that the Owner Trustee is unsure as to the application of any provision of this Agreement or any other Basic Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Instructing Party requesting instruction and, to the extent that the Owner Trustee acts or refrains from acting in good faith in accordance with any such instruction received, the Owner Trustee shall not be liable, on account of such action or inaction, to any Person. If the Owner Trustee shall not have received appropriate instruction within ten days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Agreement or the other Basic Documents, as it shall deem to be in the best interests of the Owners, and shall have no liability to any Person for such action or inaction.

         Section 6.04. No Duties Except as Specified in this Agreement or in Instructions. The Owner Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of or otherwise deal with the Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Owner Trustee is a party, except as expressly provided by the terms of this Agreement or in any document or written instruction received by the Owner Trustee pursuant to Section 6.03; and no implied duties or obligations shall be read into this Agreement or any other Basic Document against the Owner Trustee. The Owner Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to prepare or file any Commission filing for the Trust or to record this Agreement or any other Basic Document. The Owner Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens (other than the lien of the Indenture) on any part of the Trust Estate that result from actions by, or claims against, the Owner Trustee that are not related to the ownership or the administration of the Trust Estate.

         Section 6.05. No Action Except Under Specified Documents or Instructions. The Owner Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Trust Estate except in accordance with (i) the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Agreement, (ii) the other Basic Documents and (iii) any document or instruction delivered to the Owner Trustee pursuant to Section 6.03.

         Section 6.06. Restrictions. The Owner Trustee shall not take any action (i) that is inconsistent with the purposes of the Trust set forth in
Section 2.03 or (ii) that, to the actual knowledge of the Owner Trustee, would result in the Trust's becoming taxable as a corporation for federal or state income tax purposes. The Owners shall not direct the Owner Trustee to take action that would violate the provisions of this Section.

                                 ARTICLE SEVEN

                          CONCERNING THE OWNER TRUSTEE

         Section 7.01. Acceptance of Trusts and Duties. The Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Agreement. The Owner Trustee also agrees to disburse all monies actually received by it constituting part of the Trust Estate upon the terms of this Agreement and the other Basic Documents. The Owner Trustee shall not be answerable or accountable hereunder or under any other Basic Document under any circumstances, except (i) for its own willful misconduct or negligence or (ii) in the case of the inaccuracy of any representation or warranty contained in
Section 7.03 expressly made by the Owner Trustee. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

                 (a) the Owner Trustee shall not be liable for any error of judgment made by a Responsible Officer of the Owner Trustee;

                 (b) the Owner Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of the Administrator or any Owner;

                 (c) no provision of this Agreement or any other Basic Document shall require the Owner Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any other Basic Document if the Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

                 (d) under no circumstances shall the Owner Trustee be liable for indebtedness evidenced by or arising under any of the Basic Documents, including the principal of and interest on the Notes or the Trust Certificates;

                 (e) the Owner Trustee shall not be responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Depositor or the Insurer or for the form, character, genuineness, sufficiency, value or validity of any of the Trust Estate, or for or in respect of the validity or sufficiency of the Basic Documents, other than the certificate of authentication on the Trust Certificates, and the Owner Trustee shall in no event assume or incur any liability, duty or obligation to any Noteholder or to any Owner, other than as expressly provided for herein or expressly agreed to in the other Basic Documents;

                 (f) the Owner Trustee shall not be liable for the default or misconduct of the Administrator, WFS Financial Auto Loans, Inc., as Seller or Depositor, the Insurer, the Indenture Trustee or the Master Servicer under any of the Basic Documents or otherwise and the Owner Trustee shall have no obligation or liability to perform the obligations of the Trust under this Agreement or the other Basic Documents that are required to be performed by the Administrator under the Administration Agreement, the Indenture Trustee under the Indenture or the Master Servicer or WFS Financial Auto Loans, Inc. as Seller or Depositor under the Sale and Servicing Agreement; and

                 (g) the Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any other Basic Document, at the request, order or direction of the Instructing Party, unless such Instructing Party has offered to the Owner Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee therein or thereby; the right of the Owner Trustee to perform any discretionary act enumerated in this Agreement or in any other Basic Document shall not be construed as a duty, and the Owner Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act.

         Section 7.02. Furnishing of Documents. The Owner Trustee shall furnish to the Owners promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee under the Basic Documents.

         Section 7.03. Representations and Warranties. The Owner Trustee hereby represents and warrants to the Depositor, the Owners and the Insurer that:

                 (a) It is a banking corporation duly organized and validly existing in good standing under the laws of the State of Delaware. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

                 (b) It has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf.

                 (c) Neither the execution nor the delivery by it of this Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any federal or Delaware law, governmental rule or regulation governing the banking or trust powers of the Owner Trustee or any judgment or order binding on it, or constitute any default under its charter documents or bylaws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound or result in the creation or imposition of any lien, charge or encumbrance on the Trust Estate resulting from actions by or claims against the Owner Trustee individually which are unrelated to this Agreement or the other Basic Documents.

         Section 7.04.    Reliance; Advice of Counsel.

         (a) The Owner Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

         (b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the other Basic Documents, the Owner Trustee (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, and the Owner Trustee shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Owner Trustee with reasonable care, and (ii) may consult with counsel, accountants and other skilled persons to be selected with reasonable care and employed by it. The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion or advice of any such counsel, accountants or other such persons and not contrary to this Agreement or any other Basic Document.

         Section 7.05. Not Acting in Individual Capacity. Except as otherwise provided in this Article Seven, in accepting the trusts hereby created, Chase Manhattan Bank Delaware acts solely as Owner Trustee hereunder and not in its individual capacity, and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Agreement or any other Basic Document shall look only to the Trust Estate for payment or satisfaction thereof.

         Section 7.06. Owner Trustee Not Liable for Trust Certificates, Notes or Contracts. The recitals contained herein and in the Trust Certificates (other than the signature of the Owner Trustee and the certificate of authentication on the Trust Certificates) shall be taken as the statements of the Depositor, and the Owner Trustee assumes no responsibility for the correctness thereof. The Owner Trustee makes no representations as to the validity or sufficiency of this Agreement, any other Basic Document or the Trust Certificates (other than the signature of the Owner Trustee and the certificate of authentication on the Trust Certificates and the representations and warranties in Section 7.03) or the Notes, or of any Contract or related documents. The Owner Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Contract, or the perfection and priority of any security interest created by any Contract in any Financed Vehicle or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Estate or its ability to generate the payments to be distributed to Certificateholders under this Agreement or the Noteholders under the Indenture, including, without limitation, the existence, condition and ownership of any Financed Vehicle; the existence and enforceability of any insurance thereon; the existence and contents of any Contract on any computer or other record thereof; the validity of the assignment of any Contract to the Trust or of any intervening assignment; the completeness of any Contract; the performance or enforcement of any Contract; the compliance by the Depositor, the Insurer or the Master Servicer with any warranty or representation made under any Basic Document or in any related document or the accuracy of any such warranty or representation; or any action of the Administrator, the Indenture Trustee or the Master Servicer or any subservicer taken in the name of the Owner Trustee.

         Section 7.07. Owner Trustee May Own Trust Certificates and Notes. The Owner Trustee in its individual or any other capacity may become the owner or pledgee of Trust Certificates or Notes and may deal with the Depositor, the Insurer, the Administrator, the Indenture Trustee and the Master Servicer in banking transactions with the same rights as it would have if it were not Owner Trustee.

         Section 7.08. Pennsylvania Motor Vehicle Sales Finance Act Licenses. The Owner Trustee, in its individual capacity, shall use its best efforts to maintain, and the Owner Trustee, as Owner Trustee, shall cause the Trust to use its best efforts to maintain, the effectiveness of all licenses required under the Pennsylvania Motor Vehicle Sales Finance Act in connection with this Agreement and the other Basic Documents and the transactions contemplated hereby and thereby until such time as the Trust shall terminate in accordance with the terms hereof.

                                 ARTICLE EIGHT

                         COMPENSATION OF OWNER TRUSTEE

         Section 8.01. Owner Trustee's Fees and Expenses. The Owner Trustee shall receive as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof between the Depositor and the Owner Trustee, and the Owner Trustee shall be entitled to be reimbursed by the Depositor for its other reasonable expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Owner Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder.

         Section 8.02. Indemnification. The Company shall be liable as primary obligor for, and shall indemnify the Owner Trustee and its successors, assigns, agents and servants (collectively, the "Indemnified Parties") from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, "Expenses") which may at any time be imposed on, incurred by or asserted against the Owner Trustee or any Indemnified Party in any way relating to or arising out of this Agreement, the other Basic Documents, the Trust Estate, the administration of the Trust Estate or the action or inaction of the Owner Trustee hereunder, except only that the Company shall not be liable for or required to indemnify an Indemnified Party from and against Expenses arising or resulting from any of the matters described in the third sentence of Section 7.01. The indemnities contained in this Section shall survive the resignation or termination of the Owner Trustee or the termination of this Agreement. In the event of any claim, action or proceeding for which indemnity will be sought pursuant to this Section, the Owner Trustee's choice of legal counsel shall be subject to the approval of the Depositor, which approval shall not be unreasonably withheld.

         Section 8.03. Payments to the Owner Trustee. Any amounts paid to the Owner Trustee pursuant to this Article shall be deemed not to be a part of the Trust Estate immediately after such payment.

                                  ARTICLE NINE

                         TERMINATION OF TRUST AGREEMENT

         Section 9.01.    Termination of Trust Agreement.

         (a) This Agreement (other than Article Eight) and the Trust shall terminate and be of no further force or effect upon the earlier of (i) final distribution by the Owner Trustee of all monies or other property or proceeds of the Trust Estate in accordance with the terms of the Indenture, the Sale and Servicing Agreement and Article Five, (ii) the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof and (iii) the time provided in Section 9.02. The bankruptcy, liquidation, dissolution, death or incapacity of any Owner, other than the Company as described in Section 9.02, shall not (i) operate to terminate this Agreement or the Trust, (ii) entitle such Owner's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or Trust Estate or (iii) otherwise affect the rights, obligations and liabilities of the parties hereto. Notwithstanding the foregoing, the obligation of the Owner Trustee to make draws upon the Certificate Policy shall survive the termination of the Trust until the end of any preference period associated with the payments previously made with respect to the Trust Certificates or termination of the Trust.

         (b) Except as provided in Section 9.01(a), neither the Depositor, the Company, the Insurer nor any Owner shall be entitled to revoke or terminate the Trust.

         (c) Notice of any termination of the Trust, specifying the Distribution Date upon which Certificateholders shall surrender their Trust Certificates to the Paying Agent for payment of the final distribution and cancellation, shall be given by the Owner Trustee by letter to Certificateholders mailed within five Business Days of receipt of notice of such termination from the Master Servicer given pursuant to Section 9.01(c) of the Sale and Servicing Agreement, stating (i) the Distribution Date upon or with respect to which final payment of the Trust Certificates shall be made upon presentation and surrender of the Trust Certificates at the office of the Paying Agent in the City of New York therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Trust Certificates at the office of the Paying Agent therein specified. The Owner Trustee shall give such notice to the Certificate Registrar (if other than the Owner Trustee) and the Paying Agent at the time such notice is given to Certificateholders. Upon presentation and surrender of the Trust Certificates, the Paying Agent shall cause to be distributed to Certificateholders amounts distributable on such Distribution Date pursuant to
Section 5.02. In addition, the Owner Trustee shall notify the Rating Agencies upon the final payment of the Trust Certificates.

         (d) In the event that all of the Certificateholders shall not surrender their Trust Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Owner Trustee shall give a second written notice to the remaining

Certificateholders to surrender their Trust Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Trust Certificates shall not have been surrendered for cancellation, the Owner Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Trust Certificates, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement. Any funds remaining in the Trust after exhaustion of such remedies shall be distributed by the Owner Trustee to the Depositor.

         (e) Upon the winding up of the Trust and its termination, the Owner Trustee shall cause the Certificate of Trust to be cancelled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of Section 3810 of the Business Trust Statute.

                                  ARTICLE TEN

             SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES

         Section 10.01. Eligibility Requirements for Owner Trustee. The Owner Trustee shall at all times be a corporation satisfying the provisions of
Section 3807(a) of the Business Trust Statute; authorized to exercise corporate trust powers; having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authorities; and having (or having a parent that has) a rating of at least Baa3 by Moody's and A-1 by Standard & Poor's. If such corporation shall publish reports of condition at least annually pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section, the Owner Trustee shall resign immediately in the manner and with the effect specified in
Section 10.02.

         Section 10.02. Resignation or Removal of Owner Trustee. The Owner Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Administrator and the Insurer. Upon receiving such notice of resignation, the Administrator shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Owner Trustee and one copy to the successor Owner Trustee; provided that the Depositor shall have received written confirmation from each Rating Agency that the proposed appointment will not result in an increased capital charge to the Insurer by either Rating Agency. If no successor Owner Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Owner Trustee or the Insurer may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee.

         If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 10.01 and shall fail to resign after written request therefor by the Administrator, or if at any time the Owner Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Owner Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Administrator, with the consent of the Insurer (so long as an Insurer Default shall not have occurred and be continuing) may remove the Owner Trustee. If the Administrator shall remove the Owner Trustee under the authority of the immediately preceding sentence, the Administrator shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Owner Trustee so removed and one copy to the successor Owner Trustee, and shall pay all fees owed to the outgoing Owner Trustee.

         Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Owner Trustee pursuant to Section 10.03 and payment of all fees and expenses owed to the outgoing Owner Trustee. The Administrator shall provide notice of such resignation or removal of the Owner Trustee to each Rating Agency.

         Section 10.03. Successor Owner Trustee. Any successor Owner Trustee appointed pursuant to Section 10.02 shall execute, acknowledge and deliver to the Administrator, the Insurer and to its predecessor Owner Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Owner Trustee shall become effective, and such successor Owner Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as Owner Trustee. The predecessor Owner Trustee shall, upon payment of its fees and expenses, deliver to the successor Owner Trustee all documents and statements and monies held by it under this Agreement; and the Administrator and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties and obligations.

         No successor Owner Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Owner Trustee shall be eligible pursuant to Section 10.01.

         Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section, the Administrator shall mail notice thereof to all Certificateholders, the Insurer, the Indenture Trustee, the Noteholders and each Rating Agency. If the Administrator shall fail to mail such notice within ten days after acceptance of such appointment by the successor Owner Trustee, the successor Owner Trustee shall cause such notice to be mailed at the expense of the Administrator.

         Section 10.04. Merger or Consolidation of Owner Trustee. Any corporation into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall be the successor of the Owner Trustee hereunder, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, that such corporation shall be eligible pursuant to
Section 10.01 and, provided, further, that the Owner Trustee shall mail notice of such merger or consolidation to each Rating Agency.

         Section 10.05. Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Estate or any Financed Vehicle may at the time be located, the Administrator and the Owner Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Administrator and Owner Trustee to act as co-trustee, jointly with the Owner Trustee, or as separate trustee or separate trustees, of all or any part of the Trust Estate, and to vest in such Person, in such capacity, such title to the Trust or any part thereof and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Administrator and the Owner Trustee may consider necessary or desirable. If the Administrator shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Owner Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor Owner Trustee pursuant to Section 10.01 except that such co-trustee or successor trustee shall have (or have a parent that has) a rating of at least Baa3 by Moody's and A-1 by Standard & Poor's, and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 10.03.

         Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                 (a) all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

                 (b) no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

                 (c) the Administrator and the Owner Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

         Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee and a copy thereof given to the Administrator and the Insurer.

         Any separate trustee or co-trustee may at any time appoint the Owner Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor co-trustee or separate trustee.

                                 ARTICLE ELEVEN

                                 MISCELLANEOUS

         Section 11.01.  Supplements and Amendments.

         (a) This Agreement may be amended by the Depositor, the Company and the Owner Trustee, with the prior written consent of the Insurer (so long an Insurer Default shall not have occurred and be continuing), without the consent of any of the Noteholders or the Certificateholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement or to add any other provisions with respect to matters or questions arising under this Agreement that shall not be inconsistent with the provisions of this Agreement; provided, however, that any such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder or Certificateholder.

         (b) This Agreement may also be amended from time to time with the prior written consent of the Insurer (so long as an Insurer Default shall not have occurred and be continuing) by the Depositor, the Company and the Owner Trustee, with the consent of the Holders of Trust Certificates evidencing not less than 51% of the Certificate Balance (which consent of any Holder of a Note or Trust Certificate given pursuant to this Section or pursuant to any other provision of this Agreement shall be conclusive and binding on such Holder and on all future Holders of such Note or Trust Certificate, as the case may be, issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made thereon) and, if such amendment materially and adversely affects the interests of the Noteholders, with the consent of Holders (as such term is defined in the Indenture) of Notes evidencing not less than 51% of the Outstanding Amount of the Notes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that no such amendment shall increase or reduce in any manner the amount of, or accelerate or delay the timing of, (i) collections of payments on Contracts or distributions that shall be required to be made for the benefit of the Noteholders or the Certificateholders or any Interest Rate or the Pass- Through Rate or (ii) reduce the aforesaid percentage of the Outstanding Amount of the Notes and the Certificate Balance required to consent to any such amendment, without the consent of the Insurer and the Holders of all outstanding Notes and Trust Certificates.

         (c) Prior to the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent, together with a copy thereof, to the Indenture Trustee, the Insurer, the Administrator and each Rating Agency.

         (d) Promptly after the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder. It shall not be necessary for the consent of Certificateholders, Noteholders or the Indenture Trustee pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Certificateholders provided for in this Agreement or in any other Basic Document) and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Owner Trustee may prescribe.

         (e) Promptly after the execution of any amendment to the Certificate of Trust, the Owner Trustee shall cause the filing of such amendment with the Secretary of State.

         (f) In connection with the execution of any amendment to this Agreement or any other Basic Document to which the Issuer is a party and for which amendment the Owner Trustee's consent is sought, the Owner Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel to the effect that such amendment is authorized or permitted by the Basic Documents and that all conditions precedent in the Basic Documents for the execution and delivery thereof by the Issuer or the Owner Trustee, as the case may be, have been satisfied. The Owner Trustee may, but shall not be obligated to, enter into any such amendment that affects the Owner Trustee's own rights, duties or immunities under this Agreement or otherwise.

         Section 11.02. No Legal Title to Trust Estate in Owners. The Owners shall not have legal title to any part of the Trust Estate. The Owners shall be entitled to receive distributions with respect to their undivided ownership interest therein only in accordance with Articles Five and Nine. No transfer, by operation of law or otherwise, of any right, title or interest of the Owners to and in their ownership interest in the Trust Estate shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Trust Estate.

         Section 11.03. Limitations on Rights of Others. Except for Section 2.07, the provisions of this Agreement are solely for the benefit of the Owner Trustee, the Depositor, the Company, the Owners, the Administrator and, to the extent expressly provided herein, the Indenture Trustee and the Noteholders, and nothing in this Agreement (other than Section 2.07), whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

         Section 11.04. Notices. All demands, notices and communications under this Agreement shall be in writing personally delivered or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt in the case of (a) the Owner Trustee, at the Owner Trustee Corporate Trust Office; (b) the Depositor, at 23 Pasteur Road, Irvine, California 92618, Attention: Legal Department; (c) the Company, at 23 Pasteur Road, Irvine, California 92618, Attention: Legal Department; (d) the Insurer, at 350 Park Avenue, New York, New York 10022, Attention: Surveillance Department, Telex No.: (212) 688-3101, Confirmation: (212) 826-0100, Telecopy
Nos.: (212) 339-3518, (212) 339-3529 (in each case in which notice or other communication to Financial Security refers to an Event of Default, a claim on the Certificate Policy or the Note Policy or with respect to which failure on the part of Financial Security to respond shall be deemed to constitute consent or acceptance, then a copy of such other notice or other communication should also be sent to the attention of the General Counsel and the Head -- Financial Guaranty Group "URGENT MATERIAL ENCLOSED"); (e) the Certificate Registrar or the agent for the Owner Trustee, at the address indicated under the definition of "Owner Trustee Corporate Trust Office"; or (f) as to each party, at such other address as shall be designated by such party in a written notice to each other party. Any notice required or permitted to be mailed to a Certificateholder shall be given by first-class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

         Section 11.05. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Trust Certificates or the rights of the Holders thereof.

         Section 11.06. Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

         Section 11.07. Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, each of the Depositor, the Company, the Insurer, the Owner Trustee and their respective successors and permitted assigns and each Owner and its successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by an Owner shall bind the successors and assigns of such Owner.

         Section 11.08.  No Petition.

         (a) The Depositor will not at any time institute against the Trust or the Company any bankruptcy proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Trust Certificates, the Notes, this Agreement or any of the other Basic Documents.

         (b) The Owner Trustee, by entering into this Agreement, each Certificateholder, by accepting a Trust Certificate, and the Indenture Trustee and each Noteholder, by accepting the benefits of this Agreement, hereby covenant and agree that they will not at any time institute against the Seller, the Depositor, the Company or the Trust, or join in any institution against the Seller, the Depositor, the Company or the Trust of, any bankruptcy proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Trust Certificates, the Notes, this Agreement or any of the other Basic Documents.

         (c) The Company will not at any time institute against the Trust, the Seller or the Depositor any bankruptcy proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Trust Certificates, the Notes, the Agreement or any of the other Basic Documents.

         Section 11.09. No Recourse. Each Certificateholder by accepting a Trust Certificate acknowledges that such Certificateholder's Trust Certificates represent beneficial interests in the Trust only and do not represent interests in or obligations of the Depositor, the Company, the Master Servicer, the Seller, the Administrator, the Owner Trustee, the Indenture Trustee or any of their respective Affiliates and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement, the Trust Certificates or the other Basic Documents.

         Section 11.10. Certificates Nonassessable and Fully Paid. Certificateholders shall not be personally liable for obligations of the Trust. The interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever, and, upon authentication thereof pursuant to Section 3.03, the Certificates shall be deemed fully paid.

         Section 11.11. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

         Section 11.12. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         Section 11.13. Depositor Payment Obligation. The Depositor shall be responsible for payment of the Administrator's compensation pursuant to Section 3 of the Administration Agreement and shall reimburse the Administrator for all expenses and liabilities of the Administrator incurred thereunder.

         Section 11.14. Insurer Default or Insolvency. If a default under the Note Policy or the Certificate Policy has occurred and is continuing or a Insurer Insolvency has occurred, any provision of this Agreement or any other Basic Document giving the Insurer the right to direct, appoint or consent to, approve of, or take any action under this Agreement, shall be inoperative during the period of such default or the period from and after such Insurer Insolvency and such consent or approval shall be deemed to have been given for the purpose of such provisions.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

                                        WFS FINANCIAL AUTO LOANS, INC.,
                                          as Depositor



                                        By: ____________________________________
                                              Name:
                                              Title:


                                        WFS INVESTMENTS, INC.



                                        By: ____________________________________
                                              Name:
                                              Title:


                                        FINANCIAL SECURITY ASSURANCE INC.



                                        By: ____________________________________
                                              Name:
                                              Title:


                                        CHASE MANHATTAN BANK DELAWARE,
                                          as Owner Trustee



                                        By: ____________________________________
                                              Name:
                                              Title:

                                                                       EXHIBIT A


                    FORM OF CERTIFICATE DEPOSITORY AGREEMENT

                                                                       EXHIBIT B


                            CERTIFICATE OF TRUST OF
                        WFS FINANCIAL 1998-A OWNER TRUST


         This Certificate of Trust of WFS Financial 1998-A Owner Trust (the "Trust"), dated as of March __, 1998, is being duly executed and filed by Chase Manhattan Bank Delaware, a Delaware corporation, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. Code, Section 3801 et seq.).

         1. Name. The name of the business trust formed hereby is WFS Financial 1998-A Owner Trust.

         2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is Chase Manhattan Bank Delaware, 1201 Market Street, Wilmington, Delaware 19801, Attention: Corporate Trust Administration Department.

         IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first above written.

                                        CHASE MANHATTAN BANK DELAWARE,
                                        not in its individual capacity but
                                        solely as Owner Trustee



                                        By: ____________________________________
                                              Name:
                                              Title:

                                                                       EXHIBIT C


THIS TRUST CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE NOTES TO THE EXTENT DESCRIBED IN THE INDENTURE REFERRED TO HEREIN.

UNLESS THIS TRUST CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY TRUST CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                    [TO BE INSERTED ON COMPANY CERTIFICATE--
                  THIS TRUST CERTIFICATE IS NON-TRANSFERABLE]

                        WFS FINANCIAL 1998-A OWNER TRUST

                    ____% AUTO RECEIVABLE BACKED CERTIFICATE

evidencing a fractional undivided interest in the Trust, as defined below, the property of which includes, among other things, (i) a pool of retail installment sale contracts secured by new and used automobiles and light duty trucks sold to the Trust by WFS Financial Auto Loans, Inc. and (ii) a Financial Guaranty Insurance Policy issued by Financial Security Assurance Inc. (the "Certificate Policy"). The Certificate Final Distribution Date is _______ __, 20__.

(This Trust Certificate does not represent an interest in or obligation of WFS Financial Auto Loans, Inc., WFS Financial Inc, WFS Investments, Inc. or any of their respective affiliates, and is not a deposit and is not insured by the Federal Deposit Insurance Corporation.)

Full and complete payment of the Certificate Distributable Amount on each Distribution Date is unconditionally and irrevocably guaranteed pursuant to the Certificate Policy.

NUMBER C-1                                                          $___________
                                                             CUSIP NO. _________

         THIS CERTIFIES THAT Cede & Co. is the registered owner of a ________________ Dollar ($___________) nonassessable, fully-paid, fractional undivided interest in the WFS Financial 1998-A Owner Trust (the "Trust") formed by WFS Financial Auto Loans, Inc., a California corporation (the "Depositor").

         The Trust was created pursuant to a Trust Agreement, dated as of March __, 1998, as amended and restated as of March __, 1998 (as amended and supplemented from time to time, the "Trust Agreement"), among WFS Financial Auto Loans, Inc. (the "Depositor"), WFS Investments, Inc. (the "Company"), Financial Security Assurance Inc. (the "Insurer") and Chase Manhattan Bank Delaware, as owner trustee (the "Owner Trustee"), a summary of certain of the pertinent provisions of which is set forth below. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Trust Agreement.

         This Trust Certificate is one of the duly authorized Trust Certificates designated as "____% Auto Receivable Backed Certificates" (the "Trust Certificates"). Issued under the Indenture, dated as of March 1, 1998 (the "Indenture"), between the Trust and Bankers Trust Company as Indenture Trustee, are four classes of Notes designated as "_____% Auto Receivable Backed Notes, Class A-1", "_____% Auto Receivable Backed Notes, Class A-2", "_____% Auto Receivable Backed Notes, Class A-3" and "_____% Auto Receivable Backed Notes, Class A-4" (collectively, the "Notes"). This Trust Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Holder of this Trust Certificate by virtue of its acceptance hereof assents and by which such Holder is bound. The property of the Trust includes, among other things, (i) a pool of retail installment sale contracts (the "Contracts") for new and used automobiles and light duty trucks (the "Financed Vehicles") and (ii) the Certificate Policy.

         Under the Trust Agreement, there will be distributed on each ____________ 20, ____________ 20, ____________ 20 and ____________ 20 of each year or, if any such day is not a Business Day, the next succeeding Business Day (each, a "Distribution Date"), commencing on ____________ 20, 1998 and ending no later than __________ __, 20__ to the person in whose name this Trust Certificate is registered at the close of business on the last calendar day immediately preceding the related Distribution Date or, if Definitive Trust Certificates are issued, the 15th day of the immediately preceding calendar month (each, a "Record Date"), such Certificateholder's fractional undivided interest in the amount to be distributed to Certificateholders on such Distribution Date.

         The holder of this Trust Certificate acknowledges and agrees that its rights to receive distributions in respect of this Trust Certificate are subordinated to the rights of the Noteholders to the extent described in the Sale and Servicing Agreement and the Indenture.

         It is the intent of the Seller, the Master Servicer, the Company and the Certificateholders that, for purposes of federal income, state and local income and single business tax and any other income taxes, the Trust will be treated as a partnership and the Certificateholders (including the Company) will be treated as partners in that partnership. The Company and the other Certificateholders, by acceptance of a Trust Certificate, agree to treat, and to take no action inconsistent with the treatment of, the Trust Certificates for such tax purposes as partnership interests in the Trust.

         Each Certificateholder or Certificate Owner, by its acceptance of a Trust Certificate or, in the case of a Certificate Owner, a beneficial interest in a Trust Certificate, covenants and agrees that such Certificateholder or Certificate Owner, as the case may be, will not at any time institute against the Trust, the Seller, the Depositor or the Company, or join in any institution against the Trust, the Seller, the Depositor or the Company of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Trust Certificates, the Notes, the Trust Agreement or any of the other Basic Documents.

         Distributions on this Trust Certificate will be made as provided in the Trust Agreement by the Owner Trustee by wire transfer or check mailed to the Certificateholder of record in the Certificate Register without the presentation or surrender of this Trust Certificate or the making of any notation hereon, except that with respect to Trust Certificates registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Trust Certificate will be made after due notice by the Owner Trustee of the pendency of such distribution and only upon presentation and surrender of this Trust Certificate at the office of the Paying Agent or the office or agency maintained for that purpose by the Owner Trustee in The City of New York.

         Reference is hereby made to the further provisions of this Trust Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Owner Trustee, by manual signature, this Trust Certificate shall not entitle the holder hereof to any benefit under the Trust Agreement or any other Basic Document or be valid for any purpose.

         THIS TRUST CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                            [REVERSE OF CERTIFICATE]


         The Trust Certificates do not represent an obligation of, or an interest in, the Seller, the Depositor, the Company, the Master Servicer, the Owner Trustee or any of their respective Affiliates and no recourse may be had against such parties or their assets, except as expressly set forth or contemplated herein or in the Trust Agreement or the other Basic Documents. In addition, this Trust Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections and recoveries with respect to the Contracts (and certain other amounts), and amounts payable under the Certificate Policy, in each case as more specifically set forth herein and in the Sale and Servicing Agreement. Copies of the Sale and Servicing Agreement and the Trust Agreement may be examined by any Certificateholder upon written request during normal business hours at the principal office of the Depositor and at such other places, if any, designated by the Depositor.

         The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the parties thereto and the rights of the Certificateholders under the Trust Agreement at any time by the parties thereto with the consent of Holders of Trust Certificates evidencing not less than 51% of the Certificate Balance and, if such amendment materially and adversely affects the interests of the Noteholders, with the consent of Holders of Notes evidencing not less than 51% of the Outstanding Amount of the Notes. Any such consent by the Holder of this Trust Certificate shall be conclusive and binding on such Holder and on all future Holders of this Trust Certificate and of any Trust Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent is made upon this Trust Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Trust Certificates or the Notes.

         As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Trust Certificate is registerable in the Certificate Register upon surrender of this Trust Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained in The City of New York, accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Trust Certificates of authorized denominations evidencing the same aggregate interest in the Trust will be issued to the designated transferee. The initial Certificate Registrar appointed under the Trust Agreement is The Chase Manhattan Bank.

         Except as provided in the Trust Agreement, the Trust Certificates are issuable only as registered Trust Certificates without coupons in denominations of $1,000 and in integral multiples of $1,000 in excess thereof. As provided in the Trust Agreement and subject to certain limitations therein set forth, Trust Certificates are exchangeable for new Trust Certificates of authorized denominations evidencing the same aggregate denomination, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

         The Owner Trustee, the Certificate Registrar, the Paying Agent and any of their respective agents may treat the Person in whose name this Trust Certificate is registered as the owner hereof for all purposes, and none of the Owner Trustee, the Certificate Registrar, the Paying Agent or any such agent shall be affected by any notice to the contrary.

         The obligations and responsibilities created by the Trust Agreement and the Trust created thereby shall terminate upon the payment to Certificateholders of all amounts required to be paid to them pursuant to the Trust Agreement and the Sale and Servicing Agreement and the disposition of all property held as part of the Trust Estate. The Seller may at its option purchase the Trust Estate at a price specified in the Sale and Servicing Agreement, and such purchase of the Contracts and other property of the Trust will effect early retirement of the Trust Certificates; however, such right of purchase is exercisable only as of any Distribution Date as of which (i) the Aggregate Scheduled Balance is less than or equal to 10% of the Cut-Off Date Aggregate Scheduled Balance and (ii) the aggregate outstanding principal amount of the Securities is less than 5% of the aggregate outstanding principal amount of the Securities as of the Closing Date.

         The Trust Certificates may not be acquired by a Benefit Plan. By accepting and holding this Trust Certificate, the Holder hereof or, in the case of Book-Entry Trust Certificate, by accepting a beneficial interest in this Trust Certificate, the related Certificate Owner, shall be deemed to have represented and warranted that it is not a Benefit Plan and is not acquiring this Trust Certificate or an interest therein for the account of a Benefit Plan.

         IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Trust and not in its individual capacity, has caused this Trust Certificate to be duly executed.

Dated:  March __, 1998                  WFS FINANCIAL 1998-A OWNER TRUST

                                        By:  CHASE MANHATTAN BANK DELAWARE,
                                             not in its individual capacity
                                             but solely as Owner Trustee



                                        By:  ___________________________________
                                                     Authorized Signatory

                 OWNER TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Trust Certificates referred to in the within-mentioned Trust Agreement.

THE CHASE MANHATTAN BANK,               CHASE MANHATTAN BANK DELAWARE,
                                        not in its individual capacity
as Certificate Registrar                but solely as Owner Trustee

                                       OR

By: ________________________________    By: ____________________________________
         Authorized Signatory                       Authorized Signatory

                                   ASSIGNMENT


         FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE


________________________________________________________________________________
(Please print or type name and address, including postal zip code, of assignee)


________________________________________________________________________________
the within Trust Certificate, and all rights thereunder, hereby irrevocably constituting and appointing


________________________________________________________________________________
to transfer said Trust Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated: _____________________

Signature Guaranteed:



________________________________________        ________________________________
NOTICE:  Signature(s) must be guaranteed        NOTICE:  The signature to this
by an eligible guarantor institution.           assignment must correspond with
                                                the name of the registered owner
                                                as it appears on the face of the
                                                within Trust Certificate in
                                                every particular, without
                                                alteration or enlargement or any
                                                change whatever.